Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
2006 FOURTH QUARTER AND FULL-YEAR RESULTS
REAFFIRMS 2007 GUIDANCE
2006 Diluted EPS of $0.72
2006 Adjusted EBITDA of $542 million for Covanta Energy
Covanta Energy Free Cash Flow of $260 million
FAIRFIELD, NJ, February 26, 2007 — Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the three and twelve months ended December 31, 2006. The Company is presenting comparative financial results on an as reported basis for the fourth quarter and a pro forma basis for the full year. The pro forma information was prepared as if the acquisition of Covanta ARC Holdings Inc., which occurred in June 2005, was consummated on January 1, 2005. The Company believes that such presentation will assist in assessing Covanta’s performance.
Fourth Quarter Results
For the three months ended December 31, 2006 total operating revenues were $318 million versus $303 million in the prior year period. Net income was $12 million, or $0.08 per diluted share which compares with 2005 fourth quarter net income of $6 million, or $0.04 per diluted share. The fourth quarter of 2006 was impacted by a higher than expected effective tax rate.
At Covanta Energy Corporation (“Covanta Energy”), the Company’s principal subsidiary, domestic waste and energy operating revenues grew 7 percent to $290 million, driven primarily by higher energy rates, contractual service fee escalation and the inclusion of a full quarter of revenue from the Warren facility in the fourth quarter of 2006. International revenues of $25 million decreased approximately $3 million versus the prior year primarily due to the sale of a small facility in China during the second quarter of 2006. Covanta Energy’s adjusted EBITDA was $118 million compared to $126 million in the prior year period. The reduction was primarily due to the Company’s increased spending on scheduled domestic plant maintenance during the fourth quarter of 2006.
Full Year 2006 As Reported Results versus 2005 Pro Forma Results
For the twelve months ended December 31, 2006, total operating revenues rose 5 percent to $1.3 billion while net income was $106 million, up 53 percent from the prior year period. Diluted earnings per share increased to $0.72 from $0.47 in the prior year, driven primarily by strong operating performance. Covanta Energy’s adjusted EBITDA grew 8 percent to $542 million resulting from higher revenues, strong operating performance and the successful execution of cost reduction initiatives.

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“We are very pleased with our strong operating results in 2006, in particular the meaningful growth we produced from our existing facilities.” said Anthony Orlando, President and Chief Executive Officer of Covanta. “We are also happy with our recently completed recapitalization which positions Covanta to take advantage of promising domestic and international growth opportunities.”
Recapitalization Plan Successfully Implemented
The Company completed a comprehensive recapitalization utilizing a series of equity and debt financings in the first quarter of 2007, which included the following components:
•	the refinancing of Covanta Energy’s debt facilities with new Covanta Energy debt facilities, comprised of a $300 million revolving credit facility, a $320 million funded letter of credit facility, and a $650 million term loan (collectively referred to as the “New Credit Facilities”);

•	an underwritten public offering of 6.118 million shares of Covanta’s common stock, in which the Company received proceeds of $136.6 million, net of underwriting discounts and commissions;

•	an underwritten public offering of $373.75 million aggregate principal amount of convertible debentures issued by the Company, from which Covanta received proceeds of $364.4 million, net of underwriting discounts and commissions; and

•	the repayment, by means of a tender offer, of $604.4 million in aggregate principal amount of outstanding notes previously issued by Covanta Energy’s intermediate subsidiaries.
2007 Guidance Reaffirmed
The Company is reaffirming its full year 2007 guidance on the following key metrics:
•	Covanta Energy Adjusted EBITDA in the range of $545 million to $565 million;

•	Covanta Energy Free Cash Flow in the range of $290 million to $320 million; and

•	Covanta diluted earnings per share in the range of $0.65 to $0.75.
Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Tuesday, February 27, 2007 to discuss its results for the three and twelve months ended December 31, 2006. Prepared remarks will be followed by a question-and-answer session. To participate, please dial 800-479-9001 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 719-457-2618. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:00 am (Eastern) on Tuesday, February 27, 2007 through midnight (Eastern) Tuesday, March 6, 2007. To access the replay, please dial 888-203-1112 or 719-457-0820 and use the replay pass code: 4581586. The web cast will also be archived on www.covantaholding.com.

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Non-GAAP Measures
The information presented herein and in the exhibits attached includes the measures of adjusted EBITDA and free cash flow, which are non-GAAP measures as defined by the Securities and Exchange Commission. The calculation of Adjusted EBITDA is based on the definitions in Covanta Energy’s credit facilities that were in effect as of December 31, 2006, or are now in effect for 2007, as applicable. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income, in accordance with covenants included in the applicable credit facilities. Free Cash Flow is defined as cash flow provided by operating activities, less purchases or property, plant and equipment. These measures may be different from non-GAAP measures used by other companies. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should be read in conjunction with Covanta’s financial information reported in accordance with GAAP, and may not be comparable to those used by other companies. Covanta uses these measures to provide further information that is useful to an understanding of Covanta Energy’s financial covenants and additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Covanta’s business.
Adjusted EBITDA
Under Covanta Energy’s credit facilities that were in place as of December 31, 2006, Covanta Energy was required to maintain a minimum level of Adjusted EBITDA of $425 million on a trailing 12 month basis and certain ratios of Adjusted EBITDA to interest expense. Failure to maintain such levels of Adjusted EBITDA, or such ratios, would have resulted in a default under the terms of such credit facilities, which default would have had a material adverse affect on Covanta’s financial condition and liquidity.
Under its New Credit Facilities, Covanta Energy must satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such ratios is expected to be the principal limiting factor which will affect Covanta Energy’s ability to engage in a broad range of activities in furtherance of its business, including making certain investments, acquiring businesses and incurring additional debt. Failure to comply with such ratios would result in a default under such New Credit Facilities, which default would have a material adverse affect on Covanta’s financial condition and liquidity.
Adjusted EBITDA is not a measurement defined under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. In addition to providing information that is useful to an understanding of the covenants discussed above, the presentation of Adjusted EBITDA is intended to enhance the usefulness of Covanta’s financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, highlight trends in the overall business, as well as a significant criterion of performance-based components of employee compensation.

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In order to provide a meaningful basis for comparison, Covanta is providing information with respect to Covanta Energy’s Adjusted EBITDA for 2005 and 2006, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Covanta is providing similar reconciliations with respect to its guidance for 2007 Adjusted EBITDA.
Free Cash Flow
Free Cash Flow is used by management as an alternative measure of cash flow available for the repayment of debt and for investments and strategic opportunities. Free Cash Flow is not a measurement defined under GAAP and is and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or other performance measures in accordance with GAAP. Free Cash Flow is reconciled to cash provided by operating activities, the most directly comparable measure under GAAP.
About Covanta
Covanta is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy, is an internationally recognized owner and operator of energy-from-waste and power generation projects. Covanta Energy’s energy-from-waste facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” “proposed,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2006, and in other securities filings by Covanta.

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Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contact:
Gavin Bell
Vice President, Investor Relations
Covanta Holding Corporation

973.882.7107
Attachments

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (A)	2006	2005 (A)
	(Unaudited)		(Audited)
	(In thousands, except per share amounts)
Operating revenues
Waste and service revenues	$209,660	$201,879	$817,633	$638,503
Electricity and steam sales	104,224	97,229	433,834	322,770
Other operating revenues	4,045	4,254	17,069	17,490

Total operating revenues	317,929	303,362	1,268,536	978,763

Operating expenses
Plant operating expenses	189,826	165,455	712,156	559,638
Depreciation and amortization expense	50,230	46,814	193,217	124,925
Net interest expense on project debt	14,197	15,731	60,210	52,431
Other operating expenses	1,343	3,279	2,594	11,015
General and administrative expenses	19,422	22,092	73,599	67,481
California Grantor Trust Settlement	—	10,342	—	10,342
Restructuring charges	—	110	—	2,765
Acquisition-related charges	—	987	—	3,950

Total operating expenses	275,018	264,810	1,041,776	832,547

Operating income	42,911	38,552	226,760	146,216

Other income (expense)
Investment income	3,969	2,599	11,770	6,129
Interest expense	(26,695)	(30,920)	(113,960)	(89,973)
Loss on extinguishment of debt	—	—	(2,342)	—
Gain on derivative instruments, ACL warrants	—	397	—	15,193

Total other expenses	(22,726)	(27,924)	(104,532)	(68,651)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	20,185	10,628	122,228	77,565
Income tax expense	(8,670)	(10,643)	(38,465)	(34,651)
Minority interests	(1,749)	114	(6,610)	(9,197)
Equity in net income from unconsolidated investments	2,176	5,606	28,636	25,609

Net Income	$11,942	$5,705	$105,789	$59,326

Earnings Per Share:
Basic	$0.08	$0.04	$0.73	$0.49

Weighted Average Shares	146,465	140,096	145,663	122,209

Diluted	$0.08	$0.04	$0.72	$0.46

Weighted Average Shares	147,983	145,799	147,030	127,910

(A)	Certain prior period amounts have been reclassified to conform to current period presentation.

Covanta Holding Corporation	Exhibit 2
Consolidated Pro Forma Statements of Operations

	Twelve Months Ended
	December 31,
	2006	2005
	As Reported	Pro Forma
		(Unaudited)
	(In thousands, except
	per share amounts)

Operating revenues
Waste and service revenues	$817,633	$789,155
Electricity and steam sales	433,834	402,430
Other operating revenues	17,069	17,490

Total operating revenues	1,268,536	1,209,075

Operating expenses
Plant operating expenses	712,156	666,391
Depreciation and amortization expense	193,217	183,452
Net interest expense on project debt	60,210	67,497
Other operating expenses	2,594	11,534
General and administrative expenses	73,599	77,215
California Grantor Trust Settlement	—	10,342

Total operating expenses	1,041,776	1,016,431

Operating income	226,760	192,644

Other income (expense)
Investment income	11,770	7,354
Interest expense	(113,960)	(119,244)
Loss on extinguishment of debt	(2,342)	—
Gain on derivative instruments, ACL warrants	—	15,193

Total other expenses	(104,532)	(96,697)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	122,228	95,947
Income tax expense	(38,465)	(43,176)
Minority interests	(6,610)	(9,253)
Equity in net income from unconsolidated investments	28,636	25,609

Net Income	$105,789	$69,127

Earnings Per Share:
Basic	$0.73	$0.49

Weighted Average Shares	145,663	139,996

Diluted	$0.72	$0.47

Weighted Average Shares	147,030	145,698

Covanta Holding Corporation (“Covanta”) has prepared consolidated pro forma statements of operations for the twelve months ended December 31, 2005 as if the acquisition of Covanta ARC Holdings Inc. (“ARC Holdings”) had been consummated on January 1, 2005.

Covanta Holding Corporation	Exhibit 3
Reconciliation of Net Income and Pro Forma Net Income to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,		Full Year
	2006	2005	2006	2005	Estimated 2007
	As Reported	As Reported	As Reported	Pro Forma
			(Unaudited, in thousands)
Net Income — Covanta Holding Corporation	$11,942	$5,705	$105,789	$69,127
Less: Net Income — Other Services	6,468	1,378	7,944	9,155

Net Income — Covanta Energy Corporation	5,474	4,327	97,845	59,972	$99,000 - $114,000
Depreciation and amortization expense	50,188	46,787	193,114	183,341	193,000
Debt service:
Net interest expense on project debt	14,197	15,731	60,210	67,497
Interest expense	26,695	30,920	113,960	119,244
Loss on extinguishment of debt	—	—	2,342	—
Investment income	(3,154)	(2,205)	(9,059)	(6,553)

Subtotal debt service	37,738	44,446	167,453	180,188	114,000
Income tax expense	13,800	12,045	42,356	36,195	61,000 - 69,000
Other Adjustments:
Change in unbilled service receivables (A)	4,672	1,505	17,294	10,176
Energy contract levelization (A)	107	1,061	3,419	2,759
Non-cash compensation (A)	2,021	2,414	6,887	4,054
Other non-cash operating expenses (A)	1,506	2,578	5,991	4,527
California Grantor Trust Settlement (B)	—	10,342	—	10,342

Subtotal other adjustments	8,306	17,900	33,591	31,858	38,000 - 35,000
Expense related to Recapitalization Plan					32,000
Minority interests	2,016	25	7,514	9,876	8,000

Total adjustments	112,048	121,203	444,028	441,458

Adjusted EBITDA — Covanta Energy Corporation (C)	$117,522	$125,530	$541,873	$501,430	$545,000 - $565,000

(A)	These items represent amounts that are non-cash in nature.

(B)	One-time operating expense of $10.3 million relating to a settlement with the California Insurance Commissioner’s Conservation and Liquidation Office of matters relating to Covanta predecessor insurance entities.

(C)	Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”) as defined in Covanta Energy’s financing arrangements as of December 31, 2006. The corporate debt resides at Covanta Energy and, therefore, Covanta provides adjusted EBITDA at that level and not at the Covanta level which includes the insurance business and the holding company.

Covanta Energy’s new credit facilities will require it to satisfy financial covenants, including certain ratios, of which Adjusted EBITDA is an important component.

Adjusted EBITDA is not a measurement defined under United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. In addition to providing information that is useful to an understanding of the covenants discussed above, the presentation of adjusted EBITDA is intended to enhance the usefulness of Covanta’s financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, highlight trends in the overall business, and serves as a significant criteria of the performance-based components of employee compensation.

Adjusted EBITDA is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. This information should be read in conjunction with the audited consolidated financial statements of Covanta and the notes thereto as filed in its Annual Report on Form 10-K for the year ended December 31, 2006.

Adjusted EBITDA, set forth above, is reconciled to net income, which is the most directly comparable GAAP performance measure.

Covanta has prepared adjusted EBITDA for the twelve months ended December 31, 2005 on a pro forma basis, as if the acquisition of ARC Holdings had been consummated on January 1, 2005.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,		Full Year
	2006	2005	2006	2005	Estimated 2007
	As Reported	As Reported	As Reported	Pro Forma
	(Unaudited, in thousands)
Cash flow provided by operating activities — Covanta Energy Corporation	$79,587	$71,469	$314,414	$260,000	$345,000 - $375,000
Debt Service	37,738	44,446	167,453	180,188	114,000
Amortization of debt premium and deferred financing costs	4,586	1,498	14,195	17,220	14,000
Other	(4,389)	8,117	45,811	44,022	72,000 - 62,000

Adjusted EBITDA — Covanta Energy Corporation (A)	$117,522	$125,530	$541,873	$501,430	$545,000 - $565,000

(A)	Adjusted EBITDA is provided for Covanta Energy as defined in Covanta Energy’s financing arrangements as of December 31, 2006. The corporate debt resides at Covanta Energy and, therefore, Covanta provides adjusted EBITDA at that level and not at the Covanta level which includes the insurance business and the holding company.

Covanta Energy’s new credit facilities will require it to satisfy financial covenants, including certain ratios, of which Adjusted EBITDA is an important component.

Adjusted EBITDA is not a measurement defined under United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. In addition to providing information that is useful to an understanding of the covenants discussed above, the presentation of adjusted EBITDA is intended to enhance the usefulness of Covanta’s financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, highlight trends in the overall business, and serves as a significant criteria of the performance-based components of employee compensation.

Adjusted EBITDA is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. This information should be read in conjunction with the audited consolidated financial statements of Covanta and the notes thereto as filed in its Annual Report on Form 10-K for the year ended December 31, 2006.

Adjusted EBITDA, set forth above, is reconciled to cash flow provided by operating activities, which is the most directly comparable GAAP liquidity measure.

Covanta has prepared adjusted EBITDA for the twelve months ended December 31, 2005 on a pro forma basis, as if the acquisition of ARC Holdings had been consummated on January 1, 2005.

Covanta Energy Corporation	Exhibit 5
Reconciliation of Free Cash Flow to Cash Flow Provided by Operating Activities

	Three Months Ended	Twelve Months Ended	Full Year
	December 31, 2006	December 31, 2006	Estimated 2007
	(Unaudited, in thousands)
Cash Flow Provided by Operating Activities	$79,587	$314,414	$345,000 - $375,000
Less: Purchase of Property, Plant and Equipment (A)	(18,566)	(54,250)	(55,000)

Free Cash Flow (B)	$61,021	$260,164	$290,000 - $320,000

(A)	Purchase of Property, Plant and Equipment is also referred to as capital expenditures.

(B)	Free Cash Flow is provided for Covanta Energy. The corporate debt resides at Covanta Energy and, therefore, Covanta provides Free Cash Flow at that level and not at the Covanta level which includes the insurance business and the holding company.

Covanta Energy’s new credit facilities will require it to satisfy financial covenants, including certain ratios, of which Free Cash Flow is an important component.

Free Cash Flow is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. This information should be read in conjunction with the audited consolidated financial statements of Covanta and the notes thereto as filed in its Annual Report on Form 10-K for the year ended December 31, 2006.

Free Cash Flow is defined as, for any period, Cash Flow Provided by Operating Activities less the Purchase of Property, Plant and Equipment. Free Cash Flow is used by management as an alternative measure of cash flow available for the repayment of debt and for investments in strategic opportunities. Free Cash Flow is not a measurement defined under GAAP and should not be considered as an alternative to cash flow provided by operating activities or as a measure of liquidity or other performance measures in accordance with GAAP. Free Cash Flow is reconciled to cash flow provided by operating activities, which is the most directly comparable measure under GAAP.

Covanta Holding Corporation Components of Diluted Earnings Per Share	Exhibit 6

Twelve Months Ended
December 31, 2006
(Unaudited)
Philippine Tax Ruling — Cumulative Adjustment (A)	$0.05
APB 23 — Cumulative Adjustment (B)	0.07
All other	0.60

Diluted Earnings Per Share	$0.72

(A)	Covanta is a minority shareholder in the “Quezon Project Company” that owns the Quezon Power, Inc. (“Quezon”) facility in the Philippines. In June 2006, the Philippine tax authorities issued a ruling clarifying the deductibility of unrealized foreign exchange losses to the Quezon Project Company. As a result, the Quezon Project Company recorded a cumulative deferred income tax benefit in the quarter ended June 30, 2006 which increased Covanta’s equity in net income from unconsolidated investments by $7 million or 5 cents per diluted share for the three months ended June 30, 2006. The impact of this ruling, on periods subsequent to the quarter ended June 30, 2006, will be based on the fluctuations in the value of the Philippine peso versus the US dollar in those respective periods. During the last six months of 2006, we reduced this cumulative deferred income tax benefit by approximately $2.1 million as a result of the strengthening of the Philippine peso versus the US dollar. The impact of the $2.1 million is included in the caption “All other” in the table above to determine that component of diluted earnings per share.

(B)	During the quarter ended June 30, 2006, consistent with its strategy to pursue international investment opportunities, Covanta adopted the permanent reinvestment exception under Accounting Principles Board Opinion No. 23, “Accounting for Income Taxes — Special Areas” (“APB 23”) with respect to the earnings of its foreign subsidiaries. Pursuant to this election, Covanta now considers foreign earnings to be permanently reinvested and, as a result, Covanta recorded a catch-up, cumulative adjustment during the three months ended June 30, 2006 of $10 million or 7 cents per diluted share to reflect the reversal of the deferred taxes that were accrued over the last two years prior to the election under APB 23.

Covanta Energy Corporation	Exhibit 7
Effect of Philippine Tax Ruling — Cumulative Adjustment as Component of Adjusted EBITDA

Twelve Months Ended
December 31, 2006
(Unaudited, in thousands)
Philippine Tax Ruling — Cumulative Adjustment (A)	$7,037
All other	534,836

Adjusted EBITDA — Covanta Energy Corporation (B)	$541,873

(A)	Covanta is a minority shareholder in the “Quezon Project Company” that owns the Quezon Power, Inc. (“Quezon”) facility in the Philippines. In June 2006, the Philippine tax authorities issued a ruling clarifying the deductibility of unrealized foreign exchange losses to the Quezon Project Company. As a result, the Quezon Project Company recorded a cumulative deferred income tax benefit in the quarter ended June 30, 2006 which increased Covanta’s equity in net income from unconsolidated investments by $7 million or 5 cents per diluted share for the three months ended June 30, 2006. The impact of this ruling, on periods subsequent to the quarter ended June 30, 2006, will be based on the fluctuations in the value of the Philippine peso versus the US dollar in those respective periods. During the last six months of 2006, we reduced this cumulative deferred income tax benefit by approximately $2.1 million as a result of the strengthening of the Philippine peso versus the US dollar. The impact of the $2.1 million is included in the caption “All other” in the table above to determie that component of diluted earnings per share.

(B)	Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”) as defined in Covanta Energy’s financing arrangements as of December 31, 2006. The corporate debt resides at Covanta Energy and, therefore, Covanta provides adjusted EBITDA at that level and not at the Covanta level which includes the insurance business and the holding company.

Covanta Energy’s new credit facilities will require it to satisfy financial covenants, including certain ratios, of which Adjusted EBITDA is an important component.

Adjusted EBITDA is not a measurement defined under United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. In addition to providing information that is useful to an understanding of the covenants discussed above, the presentation of adjusted EBITDA is intended to enhance the usefulness of Covanta’s financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, highlight trends in the overall business, and serves as a significant criteria of the performance-based components of employee compensation.

Adjusted EBITDA is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. This information should be read in conjunction with the audited consolidated financial statements of Covanta and the notes thereto as filed in its Annual Report on Form 10-K for the year ended December 31, 2006.

Adjusted EBITDA, set forth above, is reconciled to net income in Exhibit 3, which is the most directly comparable GAAP performance measure.

Covanta has prepared adjusted EBITDA for the twelve months ended December 31, 2005 on a pro forma basis, as if the acquisition of ARC Holdings had been consummated on January 1, 2005.